Exhibit 99.2
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(in thousands)
Introductory Note
     On January 23, 2008, Glu Mobile Inc., a Delaware corporation (“Glu” or the “Company”) announced that it would be commencing a recommended cash offer (the “Offer”) to be made for all of the outstanding shares of Superscape Group plc (“Superscape”). On March 7, 2008, Glu’s directors announced that all of the conditions of the Offer had been satisfied or waived, and the Offer was declared unconditional in all respects. As of March 7, 2008, Glu Mobile Inc. purchased or had valid acceptances to approximately 83.3% of the issued share capital of Superscape. On March 20, 2008, Glu had purchased or received valid acceptances representing approximately 93.57% of the issued share capital of Superscape. Accordingly, Glu’s directors decided that the Offer would close on March 21, 2008. Upon completion of the tender offer, Glu made an aggregate cash payment to Superscape shareholders of approximately £18.3 million, or approximately $36.5 million based on the exchange rate at the close date of March 7, 2008. Glu has applied the provisions of sections 979 to 991 (inclusive) of the Companies Act 2006 of the United Kingdom to acquire all remaining Superscape shares on the same terms as the tender offer.
     As of May 13, 2008, the Company had purchased all of the issued and outstanding shares of Superscape for a total purchase price of $38,622 which consisted of cash consideration paid to Superscape shareholders of $36,843 and transaction costs of $1,779.
     The Company acquired Superscape in order to expand its access and rights to leading franchises for the US markets, and to augment its internal production and publishing resources. These factors contributed to a purchase price in excess of the fair value of net tangible and intangible assets acquired, and, as a result, the Company recorded goodwill in connection with this transaction.
     On December 19, 2007, the Company acquired the net assets of Awaken Limited group affiliates. Awaken Limited’s principal operations are through Beijing Zhangzhong MIG Information Technology (“MIG”), a domestic limited liability company organized under the laws of the PRC. In these proforma combined condensed financial information, we will refer to the acquired companies as “MIG”. The Company acquired MIG in order to accelerate the company’s presence in China, to deepen Glu’s relationship with China Mobile, the largest wireless carrier in China, to acquire access and rights to leading franchises for the Chinese market, and to augment its internal production and publishing resources in China. These factors contributed to a purchase price in excess of the fair value of net tangible and intangible assets acquired, and, as a result, the Company recorded goodwill in connection with this transaction.
     The Company purchased all of the issued and outstanding shares of MIG for a total purchase price of $15,228 which consisted of cash consideration paid to MIG shareholders of $14,655 and transaction costs of $573. In addition, subject to MIG’s achievement of revenue and operating income milestones for the year ended December 31, 2008, the Company committed to pay additional consideration of $20,000 to the MIG shareholders and bonus payment of $5,000 to two officers of MIG, who are also shareholders. If earned, one half of the bonus (or $2,500) will be paid on the earn-out payment date and one half will be paid on December 31, 2009, if the officers continue their employment with the Company. As of the acquisition date, these two officers owned 27% of the outstanding shares of MIG. Per their employment agreements, these two shareholders will be entitled to one half of their proportionate share of the earned additional consideration (or $2,700) on the earn-out payment date and one half of their proportionate share of the earned additional consideration on December 31, 2009, if they continue their employment with the Company. In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”, we have not recorded the additional consideration or bonus in the initial purchase price as these amounts are contingent on MIG’s future earnings. In accordance with Emerging Issues Task Force Issue No. 98-5, “Accounting for Contingent Consideration Paid to the Shareholders of an Acquired

Enterprise in a Purchase Business Combination”, we will record the estimated contingent consideration and bonus earned by the two officers (totaling $10,400) as compensation over the two year vesting period ending December 31, 2009.
     The following unaudited pro forma combined condensed statements of operations gives effect to the acquisition by the Company of MIG and the acquisition by the Company of all of the outstanding shares of Superscape as if the acquisitions had been completed as of January 1, 2007. The unaudited proforma combined condensed balance sheet gives effect to the acquisition by the Company as if the acquisition had occurred on December 31, 2007. The combining companies have different year-ends. The Company’s and MIG’s fiscal year end is December 31, whereas Superscape’s fiscal year end is January 31. The unaudited pro forma combined condensed statement of operations for the twelve months ended December 31, 2007 combine the consolidated results of operations of the Company for the fiscal year ended December 31, 2007, the results of operations of MIG for the fiscal period January 1, 2007 through December 19, 2007 (the date of acquisition) and the results of operations of Superscape for the fiscal year ended January 31, 2008. For purposes of the unaudited combined pro forma combined condensed balance sheet, we have combined the Company’s balance sheet as of December 31, 2007 and Superscape’s balance sheet as of January 31, 2008. MIG’s balance sheet at December 31, 2007 and results of operations subsequent to the acquisition date are included in Glu’s balance sheet at December 31, 2007 and results of operations for the period ending December 31, 2007, respectively.
     The unaudited pro forma combined condensed financial information has been prepared from, and should be read in conjunction with, the respective historical consolidated financial statements of the Company, MIG and Superscape. The Company’s historical consolidated financial statements for the year ended December 31, 2007 are included in its Form 10-K filed on March 31, 2008. MIG’s historical financial statements are included in the Company’s Form 8-K/A filed March 6, 2008. Superscape’s historical financial statements are included in this Form 8-K/A.
     The historical income statement and balance sheet of Superscape have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). For purposes of presenting the unaudited pro forma combined condensed financial information, the income statement of Superscape has been adjusted to conform with US GAAP as described in Note 3. In addition, certain adjustments have been made to the historical financial statements of Superscape to reflect reclassifications to conform with the Company’s presentation under US GAAP.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(in thousands)
     The pro forma acquisition adjustments described in Note 2 were based on available information and certain assumptions made by the Company’s management and may be revised as additional information becomes available. The unaudited pro forma combined condensed financial information was presented for illustrative purposes only and is not necessarily intended to represent what the Company’s financial position is or results of operations would have been if the acquisition had occurred on that date or to project the Company’s results of operations for any future period. Since the Company, MIG and Superscape were not under common control or management for any period presented, the unaudited pro forma combined condensed financial results may not be comparable to, or indicative of, future performance.
     The unaudited pro forma combined condensed statement of operations included herein has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to these rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
(in thousands)

	Glu Mobile Inc.	Superscape
	as of	US GAAP	Pro Forma
	December 31, 2007	January 31, 2008	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$57,816	$10,902	$(38,622	)(1)	$30,096
Short-term investments	1,994	—	—		1,994
Accounts receivable, net	18,369	3,688	—		22,057
Prepaid royalties	10,643	909	—		11,552
Prepaid expenses and other	2,589	449	—		3,038

Total current assets	91,411	15,948	(38,622)		68,737

Property and equipment, net	3,817	195	—		4,012
Prepaid royalties	2,825	—	—		2,825
Other long-term assets	1,593	—	—		1,593
Intangible assets, net	14,597	2,269	14,651	(2)	31,517
Goodwill	47,262	2,389	9,031	(2)	58,682

Total assets	161,505	20,801	(14,940)		167,366

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
Accounts payable	6,427	981	—		7,408
Accrued liabilities	15,298	2,932	—		18,230
Accrued restructuring	—	554	2,006	(3)	2,560
Deferred revenues	640	—	—		640

Total current liabilities	22,365	4,467	2,006		28,838

Accrued restructuring and other long-term liabilities	9,679	498	—		10,177

Total liabilities	32,044	4,965	2,006		39,015

Commitments and contingencies

Stockholders equity:
Common stock	3	35,840	(35,840	)(4)	3
Additional paid-in capital	179,924	132,265	(132,265	)(4)	179,924
Deferred stock-based compensation	(113)	—	—		(113)
Accumulated other comprehensive income/(loss)	2,080	(13,727)	13,727	(4)	2,080
Accumulated deficit	(52,433)	(138,542)	137,432	(2),(4)	(53,543)

Total stockholders equity	129,461	15,836	(16,946)		128,351

Total liabilities and stockholders equity	$161,505	$20,801	$(14,940)		$167,366

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

						Superscape
	Glu Mobile Inc.	MIG	MIG			Year Ended	Superscape
	Year ended	Period ended	Pro Forma		Glu Mobile Inc.	January 31, 2008	Pro Forma
	December 31, 2007	December 19, 2007	Adjustments		Revised	US GAAP	Adjustments		Combined
Revenues	$66,867	$2,676	$—		$69,543	$14,494	$—		$84,037
Cost of revenues:
Royalties	18,381	111	—		18,492	3,435	—		21,927
Amortization of intangible assets	2,201	—	2,387	(6)	4,588	2,423	7,237	(5)	14,248

Total cost of revenues	20,582	111	2,387		23,080	5,858	7,237		36,175

Gross profit	46,285	2,565	(2,387)		46,463	8,636	(7,237)		47,862
Operating expenses:
Research and development	22,425	403	—		22,828	7,907	—		30,735
Sales and marketing	13,224	136	—		13,360	1,975	—		15,335
General and administrative	16,898	545	—		17,443	4,248	—		21,691
Amortization of intangible assets	275	—	—		275	—	—		275
Acquired in-process research and development	59	—	(59	)(8)	—	—	—		—
Gain on sale of fixed assets	(1,040)	—	—		(1,040)	—	—		(1,040)

Total operating expenses	51,841	1,084	(59)		52,866	14,130	—		66,996

Income (loss) from operations	(5,556)	1,481	(2,328)		(6,403)	(5,494)	(7,237)		(19,134)
Interest and other income/(expense), net
Interest income	2,953	7	(825	)(7)	2,135	538	(1,667	)(7)	1,006
Interest expense	(880)	(2)	(210	)(7)	(1,092)	—	(690	)(7)	(1,782)
Other income/(expense), net	(108)	(15)	—		(123)	—	—		(123)

Interest and other income/(expense), net	1,965	(10)	(1,035)		920	538	(2,357)		(899)

Loss before income taxes	(3,591)	1,471	(3,363)		(5,483)	(4,956)	(9,594)		(20,033)
Income tax benefit/(provision)	265	(1,631)	—		(1,366)	(197)	—		(1,563)

Net loss	(3,326)	(160)	(3,363)		(6,849)	(5,153)	(9,594)		(21,596)
Accretion to preferred stock	(17)	(842)	—		(859)	—	—		(859)
Deemed dividend	(3,130)	—	—		(3,130)	—	—		(3,130)

Net loss attributable to common stockholders	$(6,473)	$(1,002)	$(3,363)		$(10,838)	$(5,153)	$(9,594)		$(25,585)

Net loss	$(0.14)								$(0.93)
Accretion to preferred stock	$(0.00)								$(0.04)
Deemed dividend	$(0.14)								$(0.13)

Net loss per share attributable to common stockholders – basic and diluted	$(0.28)								$(1.10)

Weighted average common shares outstanding – basic and diluted	23,281								23,281

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(in thousands)
NOTE 1 – PURCHASE PRICE — Superscape
     The Company’s consolidated financial statements include the results of operations of Superscape from the date of acquisition. Under the purchase method of accounting, the Company allocated the total purchase price of $38,622, which consisted of cash consideration paid to Superscape shareholders of $36,843 and transaction costs of $1,779, to the net tangible and intangible assets acquired and liabilities assumed based upon their respective estimated fair values as of the acquisition date. The following summarizes the preliminary purchase price allocation of the Superscape acquisition as if the acquisition had occurred on December 31, 2007:

Assets acquired:
Cash	$10,902
Accounts receivable	3,688
Prepaid and other current assets	1,358
Property and equipment	195
Intangible assets
Content and technology	7,190
Patents and core technology	2,000
Carrier contracts and relationships	7,400
Trade names	330
In process research and development	1,110
Goodwill	11,420

Total assets acquired	45,593
Liabilities assumed:
Accounts payable	(981)
Accrued liabilities	(2,932)
Accrued restructuring	(2,560)

Total current liabilities	(6,473)
Accrued restructuring, long-term	(498)

Total liabilities	(6,971)

Net acquired assets	$38,622

     The valuation of the identifiable intangible assets acquired was based on management’s estimates, currently available information and reasonable and supportable assumptions. The allocation was generally based on the fair value of these assets determined using the income and market approaches. Of the total purchase price, $18,030 was allocated to amortizable intangible assets. The amortizable intangible assets are being amortized over the respective estimated useful life of one to six years. The fair value and estimated useful lives of the major amortizable intangible assets purchased from Superscape were as follows:

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(in thousands)

			Amortization for
			Year ended
Asset Class	Fair Value	Useful Lives	December 31, 2007
Existing content and technology	$7,190	1 yr.	$7,190
Patents and core technology	2,000	2 yrs.	1,000
Carrier contracts and relationships	7,400	3-6 yrs.	1,305
Tradenames	330	2 yrs.	165

Total identifiable intangible assets	$16,920		$9,660

     The total expected future amortization related to intangible assets acquired from Superscape is as follows:

Amortization
Included in
Cost of
Periods Ending December 31,	Revenues
2008	$7,868
2009	3,804
2010	1,521
2011	1,188
2012	1,162
2013	1,162
2014	215

$16,920

     In conjunction with the acquisition of Superscape, the Company recorded a $1,110 expense for acquired in-process research and development (“IPR&D”) during the first quarter of 2008 because feasibility of the acquired technology had not been established and no future alternative uses existed. The IPR&D expense was included in operating expenses in our consolidated statements of operation in the year ended December 31, 2008. The in-process research and development charge has not been included in the accompanying unaudited proforma condensed combined statements of operations as it represents a non-recurring charge directly related to the acquisition. The IPR&D expense has been included in the accumulated deficit of the unaudited pro forma combined condensed balance sheet as of December 31, 2007.
     The IPR&D is related to the development of several new mobile game titles. The Company determined the value of acquired IPR&D using the discounted cash flow approach. The Company calculated the present value of the expected future cash flows attributable to the in-process technology using a 22% discount rate. This rate takes into account the percentage of completion of the development effort of approximately 36% and the risks associated with the Company’s developing this technology given changes in trends and technology in the industry. As of May 21, 2008, these acquired IPR&D projects have been completed at costs similar to the original projections.
     The residual value of $11,420 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with SFAS No. 142, goodwill will not be amortized but will be tested for impairment at least annually.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(in thousands)
     The pro forma adjustments do not reflect any integration adjustments to be incurred in connection with the merger or operating efficiencies and costs savings that may be achieved with respect to the combined entities as these costs are not directly attributable to the purchase agreement.
PURCHASE PRICE — MIG
     The Company’s consolidated financial statements include the results of operations of MIG from the date of acquisition. Under the purchase method of accounting, the Company allocated the total purchase price of $15,228, which consisted of cash consideration paid to MIG shareholders of $14,655 and transaction costs of $573, to the net tangible and intangible assets acquired and liabilities assumed based upon their respective estimated fair values as of the acquisition date. The following summarizes the preliminary purchase price allocation of the MIG acquisition:

Assets acquired:
Cash	$1,262
Accounts receivable	263
Prepaid and other current assets	29
Amounts due from related parties	111
Property and equipment	48
Other long term assets	17
Intangible assets
Content and technology	490
Existing titles	2,200
Carrier contracts and relationships	8,510
Service providers license	400
Trade names	110
In process research and development	59
Goodwill	7,949

Total assets acquired	21,448
Liabilities assumed:
Accounts payable	(26)
Accrued liabilities	(429)
Deferred revenue	(24)

Total current liabilities	(479)
Long-term deferred tax liabilities	(2,655)
Other long-term liabilities	(3,086)

Total liabilities	(6,220)

Net acquired assets	$15,228

     The above table includes reductions to acquired goodwill to reflect adjustments to certain assumed liabilities upon completion of the purchase price allocation.
     The valuation of the identifiable intangible assets acquired was based on management’s estimates, currently available information and reasonable and supportable assumptions. The allocation was generally based on the fair value of these assets determined using the income and market approaches. Of the total purchase price, $11,710 was allocated to amortizable intangible assets. The amortizable intangible assets are being amortized over the respective estimated useful life of two to nine years. The fair value and estimated useful lives of the major amortizable intangible assets purchased from MIG were as follows:

			Amortization for
			Period from
			January 1,
			2007 to
	Fair	Useful	December 19,
Asset Class	Value	Lives	2007
Existing content and technology	$490	2 yrs.	$234
Existing titles and licenses	2,200	3 yrs.	701
Carrier contracts and relationships	8,510	6 yrs.	1,356
Service provider license	400	9 yrs.	53
Tradenames	110	2 yrs.	43

Total identifiable intangible assets	$11,710		$2,387

     The total expected future amortization related to intangible assets acquired from MIG is as follows:

Amortization
Included in
Cost of
Periods Ending December 31,	Revenues
2007	110
2008	2,496
2009	2,483
2010	2,164
2011	1,463
2012	1,463
2013 and thereafter	1,531

$11,710

     In conjunction with the acquisition of MIG, the Company recorded a $59 expense for acquired in-process research and development (“IPR&D”) because feasibility of the acquired technology had not been established and no future alternative uses existed. The IPR&D expense is included in operating expenses in our consolidated statements of operation in the year ended December 31, 2007. The in-process research and development charge has not been included in the accompanying unaudited proforma condensed combined statements of operations as it represents a non-recurring charge directly related to the acquisition.
     The IPR&D is related to the development a new mobile game title. The Company determined the value of acquired IPR&D using the discounted cash flow approach. The Company calculated the present value of the expected future cash flows attributable to the in-process technology using a 21% discount rate. This rate takes into account the percentage of completion of the development effort of approximately 60% and the risks associated with the Company’s developing this technology given changes in trends and technology in the industry. As of February 28, 2008, this acquired IPR&D project had been completed at costs similar to the original projections.
     The residual value of $7,949 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with SFAS No. 142, goodwill will not be amortized but will be tested for impairment at least annually.

     The pro forma adjustments do not reflect any integration adjustments to be incurred in connection with the merger or operating efficiencies and costs savings that may be achieved with respect to the combined entities as these costs are not directly attributable to the purchase agreement.
NOTE 2 — PRO FORMA ADJUSTMENTS
     The accompanying unaudited pro forma combined condensed financial statements have been prepared as if the acquisitions of MIG and Superscape had been completed on January 1, 2007 for statement of operations purposes and as of December 31, 2007 for balance sheet purposes and to reflect the following pro forma adjustments:
(1)	Represents the cash consideration and acquisition expenses from the acquisition of Superscape.

(2)	To record the amortizable intangible assets of $16,920 and goodwill of $11,420 and record a non-recurring charge for the write-off of in process research and development of $1,110 to accumulated deficit, because feasibility of the acquired technology has not been established and no future alternative use exists. The adjustment to intangible assets and goodwill includes an elimination of amortizable intangible assets and goodwill previously recorded by Superscape of $2,269 and $2,389, respectively.

(3)	Represents accrued restructuring costs incurred as of the date of acquisition, primarily employee severance costs of $1,740 and facility, employee transition costs of $241 and other agreement termination fees of $25.

(4)	To eliminate the historical shareholders’ deficit of Superscape.

(5)	To record the amortization of the amortizable intangible assets resulting from the purchase of Superscape as if the acquisition occurred on January 1, 2007, net of amortization of intangible assets previously recorded by Superscape. See Note 1 above for the estimated useful lives and amortization for each amortizable intangible asset.

(6)	To record the amortization of the amortizable intangible assets resulting from the purchase of MIG as if the acquisition occurred on January 1, 2007. See Note 1 above for the estimated useful lives and amortization for each amortizable intangible asset.

(7)	Adjustment to reduce interest income for the cash consideration paid and record imputed interest expense on borrowings that would have been issued to finance the acquisition, had the acquisition occurred on January 1, 2007. The decrease in interest income was calculated using the average interest rate for the Company’s invested cash and short-term investments. The interest expense was calculated based upon excess of the Superscape acquisition cash requirements over the available cash balances and the Company’s cost of capital.

(8)	To eliminate the in process research and development charge of $59 from the acquisition of MIG because the charge is nonrecurring and feasibility of the acquired technology had not been established and no future alternative uses exist.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(in thousands)
There were no transactions between the Company, MIG and Superscape during the year ended December 31, 2007.
     Based on the finalization of the valuation, purchase price allocation, integration plans and other factors, the pro forma adjustments may change from those presented in these pro forma combined condensed financial information. A change in the value assigned to long-lived tangible and intangible assets and liabilities could result in a reallocation of the purchase price and a change in the pro forma adjustments. Any changes in the fair value of the net assets of MIG or Superscape will change the amount of the purchase price allocated to goodwill. The statement of operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.
NOTE 3 — RECLASSIFICATIONS AND ADJUSTMENTS
     The following tables show a reconciliation of the historical balance sheet and income statement of Superscape as of and for the year ended January 31, 2008 respectively, prepared in accordance with IFRS, as issued by the IASB, to the statement of operations and balance sheet under US GAAP included in the unaudited proforma combined condensed statements of operations and balance sheet. Certain adjustments have been made to the historical financial statements of Superscape to reflect adjustments and reclassifications to conform with the Company’s presentation under US GAAP.

	Superscape
	as of	Acquisition		Superscape
	January 31, 2008	Adjustments and		US GAAP
	IFRS	Reclassifications		Combined
ASSETS
Current assets:
Cash and cash equivalents	$10,902	$—		$10,902
Accounts receivable, net	3,688	—		3,688
Prepaid royalties	819	90	(1)	909
Prepaid expenses and other	449	—		449

Total current assets	15,858	90		15,948

Property and equipment, net	195	—		195
Intangible assets, net	2,269	—		2,269
Goodwill	2,389	—		2,389

Total assets	20,711	90		20,801

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
Accounts payable	981	—		981
Accrued liabilities	2,765	167	(1),(2)	2,932
Accrued restructuring	554	—		554

Total current liabilities	4,300	167		4,467

Accrued restructuring, long-term	498	—		498

Total liabilities	4,798	167		4,965

Commitments and contingencies

Stockholders equity:
Common stock	35,840	—		35,840
Additional paid-in capital	132,265	—		132,265
Accumulated other comprehensive loss	(13,727)	—		(13,727)
Accumulated deficit	(138,465)	(77)		(138,542)

Total stockholders equity	15,913	(77)		15,836

Total liabilities and stockholders equity	$20,711	$90		$20,801

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Superscape
	Year Ended	Acquisition		Superscape
	January 31, 2008	Adjustments and		US GAAP
	IFRS	Reclassifications		Combined
Revenues	$14,494	$—		$14,494
Cost of revenues:
Royalties	2,993	442	(3)	3,435
Amortization of intangible assets	—	2,423	(4)	2,423

Total cost of revenues	2,993	2,865		5,858

Gross profit	11,501	(2,865)		8,636
Operating expenses:
Research and development	7,907	—		7,907
Sales and marketing	2,417	(442	)(3)	1,975
General and administrative	6,671	(2,423	)(4)	4,248

Total operating expenses	16,995	(2,865)		14,130

Loss from operations	(5,494)	—		(5,494)
Interest and other income, net
Interest income	538	—		538

Interest and other income, net	538	—		538

Loss before income taxes	(4,956)	—		(4,956)
Income tax (provision)	(197)	—		(197)

Net loss	($5,153)	$—		($5,153)

(1)	Represents an adjustment to gross-up of prepaid royalty expense and accrued royalties of $90 where no significant performance obligation remains for the licensor.

(2)	Represents an adjustment to vacation accrual of $77 to conform to the Company’s policy.

(3)	To reclassify $442 of impairments of prepaid royalty expense from sales and marketing expenses to cost of revenues.

(4)	To reclassify $2,423 of amortization of intangible assets from general and administrative expenses to cost of revenues.